Exhibit 99.1

Magnolia Discusses Pathways for Ultra-High Solar Cell Efficiency

Invited Presentation Given at SPIE Defense Symposium

WOBURN, MA and ALBANY, NY – April 25, 2012 -- Magnolia Solar Corporation (OTCBB: MGLT) (“Magnolia Solar”) announced that Dr. Roger E. Welser, the Chief Technology Officer of its wholly owned subsidiary, Magnolia Solar, Inc., presented an invited paper at the SPIE Defense, Security, and Sensing (DSS) 2012 Symposium in Baltimore, MD.  The invited paper, entitled “Quantum-structured III-V Energy Harvesting Devices: Pathways to Ultra-High Conversion Efficiencies,” was given on the afternoon of April 23, 2012 as part of a special session on Advanced Energy Harvesting Technologies.

“Magnolia Solar has developed a novel device structure that suppresses undesirable recombination events and enables photovoltaic devices to operate at higher voltages, and therefore achieve higher performance,” stated Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation.  Dr. Sood continued, “Prior to the technical meeting in Baltimore sponsored by the International Society for Optics and Photonics (SPIE), Magnolia filed an additional provisional patent application on our technology, adding to our growing list of more than a dozen active patent applications.  By combining unique material structures with advanced light-trapping techniques, our technology provides a pathway to achieve ultra-high solar electric conversion efficiency over a wide range of operating conditions.”

Dr. Sood then continued, “For the defense applications of interest at the SPIE DSS Symposium, Magnolia employs high-performance III-V materials.  Application of the same basic patent-pending device design concept to copper indium gallium di-selenide (CIGS) materials provides a pathway to extend the infrared spectral response and increase the current-generating capability of commercial thin-film solar cells without degrading the voltage output.  Magnolia’s long term vision is to develop technologies than can produce solar-electric power more efficiently than crystalline silicon cells with module manufacturing cost comparable to traditional thin-film technologies, resulting in installed PV costs below $1 per watt.”

About Magnolia Solar Corporation

Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin film solar cell technologies that employ nanostructured materials and designs.  Both higher current and voltage outputs are expected from thin film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s patent-pending technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell’s efficiency, thereby reducing the cost per watt.  Magnolia Solar technology targets electrical power generation applications, such as power for electrical grids and distributed power applications ranging from commercial and residential lighting to specialized military applications. For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

Magnolia Solar Corporation

info@magnoliasolar.com

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